Exhibit 99.3

NEENAH PAPER, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

On August 1, 2015, Neenah Paper, Inc. (the “Company”) purchased all of the outstanding equity of ASP FiberMark, LLC (“FiberMark”) from ASP FiberMark Holdings, LLC (“American Securities”) for a purchase price of $120 million (the “Acquisition”). The Company also incurred approximately $1.8 million of transaction costs directly related to the Acquisition. The purchase price of $120 million, subject to adjustments for acquired cash and a working capital true up, resulted in a cash payment of $123 million at closing, and was financed through $80 million of cash on hand and the balance from available borrowing capacity on the Company’s revolving credit facility.

The following unaudited pro forma consolidated and combined financial statements are based on the historical consolidated financial statements of the Company and FiberMark, adjusted to give effect to the Acquisition. The unaudited pro forma consolidated and combined statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 give effect to the Acquisition as if it occurred on January 1, 2014. The unaudited pro forma consolidated and combined balance sheet as of June 30, 2015 gives effect to the Acquisition as if it occurred on June 30, 2015. The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The information used as a basis for the unaudited pro forma consolidated and combined statement of operations for the six months ended June 30, 2015 is derived from the unaudited historical condensed consolidated financial statements of the Company for the six months ended June 30, 2015 included in its Quarterly Report on Form 10-Q, and from the unaudited historical financial statements of FiberMark for the six months ended June 30, 2015 included elsewhere in this Form 8-K/A. The unaudited pro forma consolidated and combined statement of operations for the year ended December 31, 2014 is derived from the audited historical consolidated financial statements of the Company for the year ended December 31, 2014 included in its Annual Report on Form 10-K and on the audited historical financial statements of FiberMark for the year ended December 31, 2014 included elsewhere in this Form 8-K/A. The unaudited pro forma consolidated and combined financial statements should be read in conjunction with these historical financial statements.

The unaudited pro forma consolidated and combined financial statements are subject to a number of assumptions which may not be indicative of the financial position and results of operations that would have occurred had the Acquisition been effected on the assumed dates or on the financial position or results of operations that may be obtained in the future.

The unaudited pro forma consolidated and combined financial statements reflect the Acquisition using the purchase method of accounting for business combinations in accordance with accounting principles generally acceptable in the United States of America. The total purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimates of their fair values based on information available to the Company as of the date of this report. These estimates and assumptions of fair values of assets acquired and liabilities assumed and the related pro forma operating results are subject to change that could result in material differences between the actual amounts and those reported in the unaudited pro forma consolidated and combined financial statements.

NEENAH PAPER, INC. AND SUBSIFIARIES

PRO FORMA COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2015

(In millions, except share and per share data)

	Neenah	FiberMark	Pro Forma
	Historical	Historical	Adjustments		Combined
Net sales	$452.3	$85.1	$		$537.4
Cost of goods sold	352.2	68.2	5.7	2(a)
			(2.7)	2(b)
			3.1	2(c)
			(2.9)	2(d)
			1.1	2(e)	424.7
Gross profit	100.1	16.9	(4.3)		112.7
Selling, general and administrative expenses	42.7	13.4	(5.7)	2(a)
			(0.3)	2(f)	50.1

Other expense - net	0.7	0.1			0.8
Operating income	56.7	3.4	1.7		61.8
Interest expense - net	5.8	3.3	(3.3)	2(g)
			0.5	2(h)	6.3
Income before income taxes	50.9	0.1	4.5		55.5
Income tax provision	17.9	0.1	1.7	2(i)	19.7
Net income	$33.0	$—	$2.8		$35.8

Earnings Per Common Share:
Basic	$1.95				$2.12
Diluted	$1.92				$2.08

Weighted Average Common Shares Outstanding (in thousands)
Basic	16,739				16,584
Diluted	16,994				16,872

The accompanying notes are an integral part of these unaudited pro forma consolidated and combined financial statements.

NEENAH PAPER, INC. AND SUBSIDIARIES

PRO FORMA COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(In millions, except share and per share data)

	Neenah	FiberMark	Pro Forma
	Historical	Historical	Adjustments		Combined
Net sales	$902.7	$164.1	$		$1,066.8
Cost of goods sold	725.5	129.8	12.1	2(a)
			(6.3)	2(b)
			6.1	2(c)
			(3.2)	2(d)
			2.3	2(e)	866.3
Gross profit	177.2	34.3	(11.0)		200.5
Selling, general and administrative expenses	83.2	26.5	(12.1)	2(a)
			(0.7)	2(f)	96.9

Restructuring costs	2.9	0.2			3.1
Pension plan settlement charge	3.5	—			3.5
Loss on early extinguishment of debt	0.2	—			0.2
Other (income) expense - net	(0.1)	0.4			0.3
Operating income	87.5	7.2	1.8		96.5
Interest expense - net	11.1	6.4	(6.4)	2(g)
			1.0	2(h)	12.1
Income before income taxes	76.4	0.8	7.2		84.4
Income taxes	7.7	0.4	2.8	2(i)	10.9
Net income	$68.7	$0.4	$4.4		$73.5

Earnings Per Common Share:
Basic	$4.09				$4.37
Diluted	$4.03				$4.31

Weighted Average Common Shares Outstanding (in thousands)
Basic	16,584				16,584
Diluted	16,872				16,872

The accompanying notes are an integral part of these unaudited pro forma consolidated and combined financial statements.

NEENAH PAPER, INC. AND SUBSIDIARIES

PRO FORMA COMBINED AND CONSOLIDATED BALANCE SHEET

As of June 30, 2015

(In millions)

(Unaudited)

	Neenah	FiberMark	Pro Forma
	Historical	Historical	Adjustments		Combined
ASSETS
Current Assets
Cash and cash equivalents	$78.0	$6.3	$(78.0)	2(j)	6.3
Accounts receivable, net	109.7	17.1	(0.4)	2(k)	126.4
Inventories	105.3	24.2	0.5	2(k)	130.0
Income taxes receivable	—	1.5	(1.5)	2(k)	—
Deferred income taxes	14.2	2.6	—		16.8
Prepaid and other current assets	13.3	1.6	—		14.9
Total Current Assets	320.5	53.3	(79.4)		294.4
Property, Plant and Equipment
Property, plant and equipment, at cost	642.7	88.1	(18.7)	2(k)	712.1
Less accumulated depreciation	385.1	44.1	(44.1)	2(k)	385.1
Property, plant and equipment - net	257.6	44.0	25.4		327.0
Deferred Income Taxes	22.3	—			22.3
Goodwill	48.2	66.0	124.1	2(j)
			(6.5)	2(k)
			(161.2)	2(l)	70.6
Intangible Assets - net	56.5	51.5	(22.0)	2(k)	86.0
Other Assets	16.7	2.2	—		18.9

TOTAL ASSETS	$721.8	$217.0	$(119.6)		$819.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Debt payable within one year	$1.2	$9.0	$(9.0)	2(l)	1.2
Accounts payable	51.1	8.2	(0.9)	2(k)	58.4
Accrued expenses	43.9	8.8	3.5	2(k)	56.2
Total Current Liabilities	96.2	26.0	(6.4)		115.8
Long-Term Debt	214.3	72.6	(72.6)	2(l)
			46.1	2(j)	260.4
Deferred Income Taxes	9.7	25.8	(3.9)	2(k)	31.6
Noncurrent Employee Benefits	96.4	12.3	(3.2)	2(k)	105.5
Other Noncurrent Obligations	1.4	0.7	—		2.1
TOTAL LIABILITIES	418.0	137.4	(40.0)		515.4
Total Stockholders’ Equity	303.8	79.6	(79.6)	2(l)	303.8

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$721.8	$217.0	$(119.6)		$819.2

The accompanying notes are an integral part of these unaudited pro forma consolidated and combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL

STATEMENTS

(Tabular amounts in millions)

1. BASIS OF PRO FORMA PRESENTATION

On August 1, 2015, the Company completed its previously announced purchase of FiberMark. FiberMark was acquired from American Securities for $120 million in cash. The purchase price of $120 million, subject to adjustments for acquired cash and a working capital true up, resulted in a cash payment of $123 million at closing, and was financed through $80 million of cash on hand and the balance from available borrowing capacity on the Company’s revolving credit facility. The Company incurred approximately $1.8 million of transaction costs directly related to the Acquisition.

The Acquisition has been accounted for using the purchase method of accounting for business combinations in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC Topic 805”). Assets acquired and liabilities assumed have been recorded at their fair values as of the Acquisition date.

The following table summarizes the preliminary allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of Acquisition:

As of
June 30, 2015
Assets Acquired
Cash and cash equivalents	$6.3
Accounts receivable	16.7
Inventories	24.7
Deferred income taxes	2.6
Prepaid and other current assets	1.6
Property, plant and equipment	69.4
Non-amortizable intangible assets	1.3
Amortizable intangible assets	28.2
Other assets	2.2
Acquired goodwill	22.4
Total assets acquired	175.4

Liabilities Assumed
Accounts payable	7.3
Accrued expenses	12.3
Deferred income taxes	21.9
Noncurrent employee benefits	9.1
Other noncurrent obligations	0.7
Total liabilities assumed	51.3

Net assets acquired	$124.1

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with ASC Topic 805, goodwill will not be amortized and will be tested for impairment at least annually or more frequently if impairment indicators arise.

The value of inventory (including finished goods, work-in-process and raw materials) is based on estimated selling prices less converting and selling costs as appropriate for the class of inventory. Inventories are valued at $24.7 million (an increase of $0.5 million from FiberMark’s historical values).

The value of property, plant and equipment acquired is based on a preliminary valuation analysis. Property, plant and equipment is valued at $69.4 million (an increase of $25.4 million from FiberMark’s historical value) with an estimated useful life of approximately 10.5 years. These estimates are based on a preliminary valuation and are subject to change upon management’s review of the final valuation.

The intangible assets are valued at $29.5 million (a decrease of $22.0 million from FiberMark’s historical value). Intangible assets with definite lives are valued at $28.2 million with a weighted average estimated useful life of approximately 14.5 years. These estimates are based on a preliminary valuation and are subject to change upon management’s review of the final valuation.

The value of pension benefits is based on an actuarial valuation. Pension benefits are valued at $9.1 million (a decrease of $3.2 million from FiberMark’s historical value).

An adjustment of $3.9 million was recorded for deferred taxes required under ASC Topic 740, Income Taxes (“ASC Topic 740”), for the difference between the revised book basis, i.e. fair value, of the assets acquired other than goodwill, and liabilities assumed and the carryover tax basis of those assets and liabilities.

The actual allocation of the purchase price and the related useful lives of the assets acquired and the resulting effect on income from operations may differ significantly from the pro forma amounts.

The unaudited pro forma financial statements combine the historical consolidated financial statements of the Company and FiberMark, giving effect to the Acquisition as if it had been completed as of January 1, 2014 with respect to the unaudited Pro Forma Consolidated and Combined statements of operations for the six-month period ended June 30, 2015 and for the year ended December 31, 2014. The unaudited Pro Forma Consolidated and Combined balance sheet gives effect to the Acquisition as if it had been completed as of June 30, 2015.

2. PRO FORMA ADJUSTMENTS

Following are the adjustments relating to the Pro Forma Consolidated and Combined financial statements of the Company:

(a)         To increase costs of goods sold and decrease selling, general and administrative expenses in the amount of $5.7 million and $12.1 million for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively, to conform the presentation of certain FiberMark expenses consistent with those of the Company.

(b)         To record the elimination of depreciation expense in the amount of $2.7 million and $6.3 million for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively, relating to the historical cost of property, plant and equipment of FiberMark.

(c)          To record depreciation expense of $3.1 million and $6.1 million for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively, based on the estimated fair value of property, plant and equipment acquired. Depreciation expense is calculated using the straight-line method over the estimated useful lives of property, plant and equipment. The pro forma amounts reflect preliminary fair values estimated by management and may vary as the final purchase allocation and ultimate determination of the related useful lives of the assets acquired are finalized.

(d)         To eliminate amortization expense of intangible assets in the amount of $2.9 million and $3.2 million for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively, relating to the historical cost of intangible assets of FiberMark.

(e)          To record amortization expense of intangible assets of $1.1 million and $2.3 million for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively, based on the fair value of intangible assets acquired. The pro forma amounts reflect preliminary fair values estimated by management and may vary as the final purchase allocation and related useful life of the assets acquired are subject to completion of the valuation. The following table presents the fair value and estimated useful lives for acquired intangible assets with definite lives.

		Estimated Useful
		Lives
	Intangibles	(Years)
Intangible assets—definite lived
Trademarks	$2.5	15
Customer based intangibles	18.0	15
Acquired technology	7.7	13
Total	28.2
Trademarks—indefinite lived	1.3
Total intangible assets	$29.5

(f)           To eliminate management fees paid to American Securities of $0.3 million and $0.7 million for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively.

(g)          To eliminate interest expense of $3.3 million and $6.4 million for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively, related to outstanding debt that was repaid upon closing the Acquisition.

(h)         To record interest expense of $0.4 million and $0.8 million for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively, on incremental credit agreement borrowings to give effect to the purchase as if it had been completed on January 1, 2014. The pro forma adjustments assume that the purchase price ($123 million) and direct transaction costs ($1.8 million) in excess of cash on hand ($80.0 million) were financed by borrowings under the Company’s credit agreement. Interest expense is based on rates available to the Company on credit agreement borrowings at June 30, 2015 (1.75%). For each 0. 25% increase or decrease in the assumed rates with respect to credit agreement borrowing, annual interest expense would increase or decrease by approximately $0.1 million. To eliminate interest income of $0.1 million and $0.2 million for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively, earned on cash balances used to fund the Acquisition.

(i)             The record an income tax provision of $1.7 million for the six months ended June 30, 2015 and income tax provision of $2.8 million for the year ended December 31, 2014, by applying the statutory tax rates for the periods presented for the appropriate tax jurisdictions to the pro forma adjustments.

(j)            To record the reduction in cash and cash equivalents of $78 million and the increase in borrowings under the Company’s senior credit facility of $46.1 million to fund the Acquisition.

(k)         To record the preliminary fair value of assets and liabilities acquired. See Note 1.

(l)             Reflects the elimination of FiberMark’s historical debt and stockholders’ equity as a result of the purchase by the Company.

3. SUPPLEMENTAL INFORMATION

The following table summarizes selected pro forma amounts for FiberMark:

	Six Months ended	Year ended
	June 30, 2015	December 31, 2014

Net Sales	$85.1	$164.1

Gross Profit	$12.6	$23.3

Operating Income	$5.1	$9.0

Depreciation Expense	$3.1	$6.1

Amortization of Intangibles Expense	$1.1	$2.3